EMPLOYMENT AGREEMENT

dated February 17, 2017 (hereinafter referred to as the "Agreement")

made by and between

Mercer Timber Products GmbH Hauptstraße 16

D-07366 Blankenstein

(hereinafter referred to as the "Company")

and

Carsten Merforth

Kreuzespanring 30

91550 Dinkelsbühl

(hereinafter referred to as "Managing Director")

§1

Functions and Responsibilities

1.

Effective as of closing of the Asset Purchase Agreement regarding the Friesau sawmill, Mr. Merforth will lead the company as Managing Director. In this function all departments and employees of the Company are under the responsibility of the Managing Director.

The Company may assign the Managing Director to positions with affiliates of the Company which positions the Managing Director agrees to fill out without additional compensation.

2.

The Managing Director shall manage the Company's business in accordance with applicable law, the articles of association of the Company and the directives of the shareholders' meeting.

3.

The Managing Director shall report to the Chief Executive Officer of Mercer International Inc. or such other officer decided from time to time by the shareholder.

Exhibit 10.11

DIENSTVERTRAG

vom 17. Februar 2017 (im weiteren als "Vertrag" bezeichnet)

zwischen

Mercer Timber Products GmbH

Hauptstraße 16

D-07366 Blankenstein

(im folgenden auch "Gesellschaft")

und

Carsten Merforth

Kreuzespanring 30

91550 Dinkelsbühl

(im folgenden auch als "Geschäftsführer" bezeichnet)

§1

Geschäftsführertätigkeiten

1.

Mit Wirkung vom Rechtsübergang des zu kaufenden Sägewerks in Friesau wird Herr Merforth zum Geschaftsführer des Unternehmens ernannt. In dieser Funktion unterstehen ihm alle Abteilungen und Mitarbeiter des Unternehmens. Die Gesellschaft kann dem Geschäftsführer auch Positionen in verbundenen Unternehmen übertragen, ohne darß hierfür ein gesondertes Gehalt gezahlt wird.

2.

Der Geschäftsführer führt die Geschäfte der Gesellschaft nach Maßgabe der gesetzlichen Bestimmungen, der Satzung der Gesellschaft sowie der Anweisungen der Gesellschafterversammlung.

3.

Der Geschäftsführer berichtet an den Chief Executive Officer von Mercer International Inc. oder eine andere vom Gesellschafter festgelegte Stelle.

"CM"

4.

The Managing Director's office location is the domicile of the Company (which is intended to be re-located to Friesau).

§2

Term of Agreement

1.

This agreement is effective from closing of the Asset Purchase Agreement regarding the Friesau sawmill.

2.

This agreement is entered into for an indefinite period.

3.

Probation period

The agreement begins with a 6 months probation period, in which the employment can be terminated from both sides with 2 weeks notice to each month end.

4.

This agreement may be terminated by the parties by giving six (6) months' notice to the end of a calendar year. The termination notice for termination of this agreement has to be in writing.

5.

If termination notice is given with respect to

this agreement, no matter by which party, the Company is entitled to suspend the Managing Director's obligation to perform services for the Company until the actual termination date or may, for the transitory period until the actual termination date, assign the Managing Director to other comparable positions with the Company or its affiliates.

6.

This agreement shall terminate without

expressed termination notice at the end of the month in which the Managing Director completes his scheduled retirement age according to German Law.

7.

The appointment of the Managing Director as Managing Director may, at any time and

4.

Dienstort des Geschäftsführer ist der Sitz der Gesellschaft (von dem vorgesehen ist, ihn nach Friesau zu verlagern).

§2

Vertragsdauer

1.

Dieser Vertrag tritt mit Wirkung vom Rechtsübergang des zu kaufenden Sägewerks in Friesau in Kraft.

2.

Dieser Vertrag wird auf unbestimmte Zeit

geschlossen.

3.

Probezeit

Der Vertrag beginnt mit einer Probezeit von 6 Monaten, in welcher der Vertrag von beiden Seiten mit 2 Wochen Frist zum Monatsende gekündigt werden kann.

4.

Dieser Vertrag kann von beiden Seiten mit einer Frist von sechs (6) Monaten zum Kalenderjahresende gekündigt werden. Die Kündigung muss schriftlich erfolgen.

5.

Ist die Kündigung dieses Vertrages ausgesprochen, gleich durch welchen Partner, ist die Gesellschaft befugt, den Geschäftsführer von seiner Verpflichtung zur Arbeitsleistung für die Gesellschaft bis zu der tatsächlichen Vertragsbeendigung freizustellen oder dem Geschäftsführer für die Übergangszeit bis zur tatsächlichen Vertragsbeendigung eine andere, vergleichbare Position in der Gesellschaft oder verbundenen Unternehmen zuzuweisen.

6.

Dieser Vertrag endet ohne Kündigung mit Ablauf des Monats, in dem der Geschäftsführer sein gesetzliches Renteneintrittsalter gemäß den Gesetzen der Bundesrepublik Deutschland erreicht.

7.

Die Bestellung des Geschäftsführer kann von der Gesellschafterversammlung jeder-

"CM"

without notice, be revoked by shareholder resolution. The revocation shall be deemed termination of this agreement effective at the earliest legally possible date.

§3

Compensation

1.

The Managing Director shall as compensation for his services receive an annual gross salary of EUR 168,000 (in words: one hundred and sixty-eight thousand Euro). The annual salary shall be paid in twelve equal instalments at the end of each calendar month under withholding of applicable tax and social security deductions.

The salary is being reviewed annually.

2.

Additionally the Managing Director is entitled to a bonus payment depending on the economic result of the Company and/or individual fulfilment or targets. At the time of closing of this contract, the bonus is based on 2 monthly salaries.

The bonus is paid in arrears at the beginning of the following year. In the first year and case of termination of the employment contract within the year the bonus is paid pro rata.

§4

Compensation In Case of Incapacitation

1.

In case of temporary incapacitation of the Managing Director caused by illness or another reason for which the Managing Director is not responsible, statutory law is applicable for the continuation of compensation payments. On top of the legal requirement for payments in case of sickness the Company undertakes to continue payments for up to twenty additional weeks after the end of the legal sickness payment obligation in the amount of the difference between regular net pay and the payments of the health insurance to the Managing Director.

2.

The Company agrees to take out for the

zeit widerrufen werden. Die Abberufung als Geschäftsführergilt als Kündigung dieses Anstellungsvertrages zum nächstmöglichen Termin.

§3

Bezüge

1.

Der Geschäftsführer erhält als Vergütung für seine Tätigkeit ein Jahresgehalt von EUR 168.000 (in Worten: Euro einhundertachtundsechzigtausend) brutto. Das Jahresgehalt wird in zwölf (12) gleichen Raten am Ende eines jeden Kalendermonats gezahlt unter Einbehaltung der gesetzlichen Abzüge.

Das Gehalt wird jährlich überprüft.

2.

Der Geschäftsführer erhält darüber hinaus eine erfolgsabhängige Vergütung, die in Abhängigkeit vom Jahresergebnis der Gesellschaft und/oder individueller Zielerreichung festgelegt wird. Zum Zeitpunkt des Vertragsschlusses liegt die erfolgsabhängige Vergütung bei 2 Monatsgehältern. Der Bonus wird zu Beginn des Folgejahrs ausgezahlt. lm Antrittsjahr und bei unterjährigem Ausscheiden erfolgt die Zahlung zeitanteilig.

§4

Bezüge bei Krankheit

1.

Im Falle vorübergehender Arbeitsunfähigkeit des Geschäftsführer, die durch Krankheit oder einen anderen vom Geschaftsführer nicht zu vertretenden Grund eintritt, gilt für die Gehaltsfortzahlung die gesetzliche Regelung. Über die gesetzliche Lohnfortzahlung hinaus zahlt die Gesellschaft ein Krankengeld in Höhe der Differenz zwischen dem regulären Nettogehalt und der Leistung der Krankenversicherung an den Geschäftsführerbis zu zwanzig weiteren Wochen nach Ende derregulären Lohnfortzahlung.

2.

Die Gesellschaft wird für den Geschäftsführer

"CM"

Managing Director, an accident insurance with a total coverage of EUR 150.000 in case of death and EUR 300.000 in case of disability.

The insurance receipts will be paid to the Managing Director or his entitled heirs.

§5

Vacation

The Managing Director is entitled to an annual vacation of thirty (30) working days (one week = five working days). The time during which such vacation is taken shall be decided after the consultation with the person the Managing Director reports to (§ 1.3).

§6

Other Benefits

1.

The Managing Director shall, for the performance of his function under this Agreement, be provided with a company car which he may also use for personal purposes. All costs arising in connection with the use of the vehicle, including costs of a replacement vehicle, are borne by the Company, The income tax on the monetary advantage of the private use shall be paid by the Managing Director.

2.

The Managing Director is entitled to a health inspection with a medical doctor or a health center (diagnose hospital) of his choice every second year.

The Company bears the costs for the inspection in an amount of up to 1,000 EUR insofar as they are not reimbursed by the health insurance.

3.

The Managing Director is entitled to reimbursement of half of his documented costs of health insurance.

4.

The company undertakes to include the Managing Director in Mercer's pension program as follows: the basis for the pension

für die Dauer des Anstellungsvertrages eine Gruppenunfallversicherung über eine Deckungssumme von EUR 150.000 für den Todesfall und EUR 300.000 für den lnvaliditatsfall abschlierßien.

Die Leistungen der Unfallversicherung werden dem Geschäftsführeroder den aufgrund des Versicherungsverhältnisses anspruchsberechtigten Hinterbliebenen ausgezahlt.

§5

Urlaub

Der Geschäftsführerhat Anspruch auf einen Jahresurlaub von 30 Arbeitstagen (eine Woche = fünf Arbeitstage). Die beabsichtigte Urlaubszeit ist mit dem Vorgesetzten gem. § 1.3 abzustimmen.

§6

Sonstige Leistungen

1.

Dem Geschäftsführer wird für seine Tätigkeit im Rahmen dieses Vertrages ein Firmenwagen zur Verfügung gestellt, der auch zu persönlichen Zwecken benutzt werden darf. Alle im Zusammenhang mit der Nutzung des Fahrzeugs entstehenden Kosten, auch die Kosten eines Ersatzfahrzeugs, trägt die Gesellschaft. Steuern auf die private Nutzung des Fahrzeugs trägt der Geschäftsführer.

2.

Der Geschäftsführer ist berechtigt, sich alle 2 Jahre bei einem Arzt seiner Wahl bzw. in einem Ärztezentrum (Diagnoseklinik) einer Vorsorgeuntersuchung zu unterziehen. Die Kosten der Untersuchung trägt die Firma bis zu einem Höchstbetrag von EUR 1,000 soweit sie nicht von der Kranken- bzw. Ersatzkasse getragen werden.

3.

Dem Geschäftsführer wird gegen Nachweis die Hälfte der Kosten einer Krankenund Pflegeversicherung erstattet.

4. Die Gesellschaft verpflichtet sich, den Geschäftsführer in Mercer's Alterssicherungsprogramm wie folgt einzuschließen:

"CM"

is the yearly salary plus the bonus paid out in (not for) the respective year. 100% of salary+ 5% of bonus minus whatever is paid into existing pension schemes including the mandatory state pension yearly contribution. The Managing Director can elect an insurance company of his choice.

5. D+O Insurance

The company undertakes to take out a D#O insurance policy for the Managing Director for the term of this agreement with a coverage amount of € 10 million per event.

§7

Travel expenses

Required travel expenses, and reasonable costs that the employee pays when representing the Company, will be reimbursed for the documented costs according to the Company guidelines and applicable tax rules.

§8

Additional Employment, Non-Competition Clause

1.

The Managing Director shall devote his full attention and time, as well as professional knowledge and experience, exclusively to the Company. The acceptance of any compensated or non-compensated additional employment as well as of the service on supervisory or advisory boards or similar positions is subject to the prior written consent of the shareholder's meeting.

2.

During the time of his employment with the Company the Managing Director shall not engage, directly or indirectly, in any venture, business or enterprise which competes with the Company or with Which the Company maintains relations.

die Basis für den Rentenbeitrag des Arbeitgebers ist das Gehalt sowie der Bonus, der im (nicht für das) betreffenden Jahr gezahlt wurde. 10% des Gehalts plus 5% des Bonus minus Arbeitgeberbeiträge an die gesetzliche Rentenversicherung = Jahresbeitrag. Der Geschäftsführer kann eine Versicherungsgesellschaft seiner Wahl benennen.

5.Vermögensschaden-Haftpflichtversicherung Die Ge- sellschaft schließt zugunsten des Geschäftsführer für die Dauer dieses Dienstvertrags eine Vermögensschaden-Haftpflichtversicherung mit einer Deckungssumme von € 1O Millionen je Schadensfall ab.

§7

Reisekosten

Erforderliche Reisekosten und damit im Zusammenhang stehende notwendige Auslagen, die der Arbeitnehmer im lnteresse der Gesellschaft aufwendet, werden gegen Nachweis im Rahmen der jeweils geltenden Richtlinien der Gesellschaft und der Steuervorschriften erstattet.

§8

Nebentätigkeiten, Wettbewerbsverbot

1.

Der Geschäftsführer wird seine ganze Arbeitskraft und Zeit sowie alle seine fachlichen Kenntnisse und Erfahrungen ausschließlich der Gesellschaft widmen. Die Übernahme einer entgeltlichen oder unentgeltlichen Nebentätigkeit sowie von Aufsichtsrats-, Beirats- oder ähnlichen Mandaten bedarf der vorherigen schriftlichen Zustimmung der Gesellschafterversammlung.

2.

Während der Dauer dieses Vertrages wird sich der Geschäftsführer an Unternehmen, die mit der Gesellschaft in Wettbewerb stehen oder mit denen die Gesellschaft Geschäftsverbindungen unterhält, weder mittelbar noch unmittelbar beteiligen.

"CM"

§9

Confidentiality

The Managing Director agrees that he will keep all affairs of the Company absolutely confidential to third parties. This obligation shall survive the termination of the services for the Company.

§ 10

Records

and other Company Property

When leaving the service of the Company, or after being suspended from his obligation to render services pursuant to § 2 sub-paragraph 5, the Managing Director agrees to return to the Company any and all documents, correspondence, records, drafts and the like which concern Company matters and which are still in his possession. The Managing Director is not entitled to exercise a right of retention with respect to such records and objects.

§11

Final Provisions

1.

Amendments and additions to this Agreement, including this provision, must be in writing. There are no oral side agreements to this Agreement. This Agreement supersedes all earlier agreements.

2.

Should any provision of this Agreement be or become invalid, the remaining parts of this Agreement shall not be affected. The invalid provision shall be replaced in such case by such valid provision which comes as close as possible to the economic intent of the parties.

For: Mercer Timber Products GmbH

Managing Director

§9

Geheimhaltung

Der Geschäftsführer ist verpflichtet, gegenüber Dritten über alle Angelegenheiten der Gesellschaft strengstes Stillschweigen zu bewahren. Diese Verpflichtung besteht auch nach einem Ausscheiden aus den Diensten der Gesellschaft.

§ 10

Aufzeichnungen und andere Gegen-

stände im Gesellschaftseigentum

Bei seinem Ausscheiden aus den Diensten der Gesellschaft oder nach seiner Entbindung von der Verpflichtung zur Arbeitsleistung nach § 2 Abs. 5 ist der Geschäftsführer verpflichtet, sämtliche Schriftstücke, Korrespondenzen, Aufzeichnungen, Entwürfe und dergleichen, die Angelegenheiten der Gesellschaft betreffen, und die sich noch in seinem Besitz befinden, unverzüglich an die Gesellschaft. zu übergeben. Der Geschäftsführer ist nicht berechtigt, an derartigen Unterlagen und Gegenständen ein Zurückbehaltungsrecht auszuüben.

§11

Schlussbestimmungen

1.

Änderungen und Ergänzungen dieses Vertrages einschließlich dieser Klausel bedürfen der Schriftform. Mündliche Nebenabreden sind nicht getroffen. Mit diesem Vertrag sind alle früher getroffenen Absprachen und Vereinbarungen hinfällig.

2.

Sollte eirie Bestimmung dieses Vertrages ungültig sein oder werden, so wird dadurch die Rechtswirksamkeit der übrigen Bestimmungen nicht berührt. Die ungültige Bestimmung wird in einem solchen Fall durch die wirksame Bestimmung ersetzt, die dem von den Parteien geplanten wirtschaftlichen Erfolg so nahe wie möglich kommt.

Für Mercer Timber Products GmbH

"Carsten Merforth"

Geschäftsführer